EXHIBIT INDEX

Exhibit                                           Sequential Page
Number                     Description                Number
________                   ___________            ________________

  2.01         Agreement and Plan of Merger
               dated January 6, 1997, by and
               among Dynamet Incorporated, the
               Shareholders of Dynamet Incorporated
               and the Registrant (Incorporated
               herein by reference to Exhibit A
               found in the Preamble Section to
               the Registrant's Current Report on
               Form 8-K filed on March 27, 1997)

  5.01         Opinion of Dechert Price & Rhoads as
               to the legality of the securities
               being registered.

 23.01         Consent of Dechert Price & Rhoads
               (included in Exhibit 5.01).

 23.02         Consent of Coopers & Lybrand LLP.

 23.03         Consent of Price Waterhouse LLP.

 24.01         Powers of Attorney